Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 21, 2023, the parties consummated the merger pursuant to the business combination agreement, dated November 15, 2022 (as amended, supplemented or otherwise modified, the “Business Combination Agreement”), by and among Chavant Capital Acquisition Corp. (“Chavant”), CLAY Merger Sub II, Inc., a Delaware corporation and newly formed, wholly-owned direct subsidiary of Chavant (“Merger Sub”), and Mobix Labs, Inc. (“Legacy Mobix”), a Delaware corporation, pursuant to which, among other things, Merger Sub merged with and into Legacy Mobix, with Legacy Mobix surviving the merger as a wholly-owned direct subsidiary of Chavant (together with the other transactions related thereto, the “Merger”). In connection with the consummation of the Merger, Chavant changed its name from “Chavant Capital Acquisition Corp.” to “Mobix Labs, Inc.” (“Mobix Labs”) and Legacy Mobix changed its name from “Mobix Labs, Inc.” to “Mobix Labs Operations, Inc.” Unless otherwise expressly stated or defined or unless the context otherwise requires, all references to Mobix Labs refer to Legacy Mobix prior to the consummation of the Merger, and to Mobix Labs and its subsidiaries after the consummation of the Merger.

The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2024 presents the consolidated results of operations of Mobix Labs after giving pro forma effect to Mobix Labs’ acquisition (the “Acquisition”) of EMI Solutions, Inc. (“EMI Solutions”) which Mobix Labs completed on December 18, 2023, as if the Acquisition had occurred on October 1, 2023. The unaudited pro forma condensed combined statement of operations has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” No unaudited pro forma condensed combined balance sheet is presented because Mobix Labs’ historical audited consolidated balance sheet as of September 30, 2024 reflects the acquisition of EMI Solutions.

The historical financial information of Mobix Labs was derived from its audited financial statements as of and for the year ended September 30, 2024 included in its Form 10-K for the year ended September 30, 2024 (the “Form 10-K”). The historical financial information of EMI Solutions was derived from the unaudited financial statements of EMI Solutions for the period from October 1, 2023 to December 18, 2023 not included herein. This information should be read together with Mobix Labs’ historical financial statements, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included in the Form 10-K and EMI Solutions’ historical financial statements included in the Registration Statement on Form S-1 (333-281492), as amended, filed with the Securities and Exchange Commission on August 26, 2024.

The unaudited pro forma condensed combined statement of operations is for informational purposes only. It does not purport to indicate the results that would have been obtained had the Acquisition actually been completed on the assumed date or for the period presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. All amounts presented are in thousands, except numbers of shares and per share amounts.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended September 30, 2024
(in thousands, except share and per share amounts)

	Year ended September 30, 2024	October 1, 2023 to December 18, 2023			Year ended September 30, 2024
	Mobix Labs (Historical)	EMI Solutions (Historical)	Transaction Accounting Adjustments	Adjustment	Pro Forma Combined
Net revenue	$6,442	$767	$—		$7,209
Cost of revenue	3,890	415	—		4,305
Gross profit	2,552	352	—		2,904

Operating expenses:
Research and development	5,779	—	—		5,779
Selling, general and administrative	41,835	255	139	4(A)	42,229
Impairment of long-lived assets	1,333	—	—		1,333
Income (loss) from operations	(46,395)	97	(139)		(46,437)

Interest expense	1,582	—	—		1,582
Change in fair value of earnout liability	(31,879)	—	—		(31,879)
Change in fair value of PIPE make-whole liability	(830)	—	—		(830)
Change in fair value of SAFEs	10	—	—		10
Merger-related transaction costs expensed	4,009	—	—		4,009
Private placement costs	2,894	—	—		2,894
Other non-operating losses, net	282	—	—		282
Income (loss) before income taxes	(22,463)	97	(139)		(22,505)
Income tax benefit	(2,429)	—	—		(2,429)
Net and comprehensive income (loss)	(20,034)	97	(139)		(20,076)
Deemed dividend from warrant price adjustment	661	—	—		661
Net income (loss) available to common stockholders	$(20,695)	$97	$(139)		$(20,737)
Net loss per share of Class A and Class B Common Stock:
Basic	$(0.73)				$(0.72)
Diluted	$(0.75)				$(0.75)
Weighted-average common shares outstanding:
Basic	28,419,593		208,273	4(B)	28,627,866
Diluted	29,483,021		208,273	4(B)	29,691,294

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

1. Acquisition of EMI Solutions

On December 18, 2023, Mobix Labs completed the Acquisition when it acquired all of the issued and outstanding common shares of EMI Solutions, which was accounted for as a business combination. Consideration for the Acquisition consisted of 964,912 shares of Legacy Mobix Labs’ common stock with an estimated fair value of $8,856 and $2,200 in cash. Of the cash portion of the consideration, $155 was paid at the time of the consummation of the Acquisition and $1,000 was paid in January 2024, with the remainder payable in quarterly installments through June 2025.

2. Basis of Pro Forma Presentation

Mobix Labs’ historical consolidated statement of operations for the year ended September 30, 2024 includes the results of operations of EMI Solutions for the period from December 19, 2023 to September 30, 2024. The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2024 combines the historical consolidated statement of operations of Mobix Labs for the year ended September 30, 2024 with the historical unaudited statement of operations of EMI Solutions for the period from October 1, 2023 to December 18, 2023.

Mobix Labs and EMI Solutions did not have any historical relationships prior to the Acquisition. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. The unaudited pro forma condensed combined statements of operations do not include any costs associated with any integration or restructuring activities resulting from Acquisition. In addition, the unaudited pro forma condensed combined statements of operations do not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Acquisition.

The unaudited pro forma condensed combined statement of operations is for informational purposes only and does not purport to indicate the results that would have been obtained had the Acquisition actually been completed on the assumed date or for the period presented, or which may be realized in the future.

All amounts presented are in thousands, except numbers of shares and per share amounts.

3. Accounting Policies and Reclassifications

The unaudited pro forma condensed statements of operations have been compiled in a manner consistent with the accounting policies adopted by Mobix Labs. The accounting policies of EMI Solutions were not materially different from those of Mobix Labs.

4. Pro Forma Adjustments

The pro forma adjustments are based on the information currently available and the assumptions and estimates which Mobix Labs believes to be reasonable.

Given Mobix Labs’ history of net losses and the valuation allowance recorded against its deferred tax assets, the pro forma adjustments to the unaudited pro forma condensed combined statement of operations resulted in no additional income tax adjustment.

The adjustments made in preparing the unaudited pro forma condensed combined statement of operations for the year ended September 30, 2024 are as follows:

A.	To increase amortization expense relating to the identified intangible assets recognized in connection with the Acquisition by $139, as if such amortization had begun on October 1, 2023. The intangible assets consist of customer relationships, backlog and trade names having an aggregate fair value of $4,900 as of the date of the Acquisition. The intangible assets are being amortized over their estimated useful lives, ranging from one year to fifteen years.

B.	To reflect the issuance of 964,912 shares of Legacy Mobix Labs’ common stock as consideration for the Acquisition, as if such shares had been issued on October 1, 2023.

5. Net Loss per Share

Pro forma basic and diluted net loss per share of Class A and Class B Common Stock is calculated using Mobix Labs’ historical weighted average shares outstanding, adjusted to reflect the issuance of additional shares in connection with the Acquisition, as if those shares had been issued on October 1, 2023.